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               EXHIBIT 15 -- INDEPENDENT ACCOUNTANTS' REVIEW REPORT


The Board of Directors
Cubic Corporation


We have reviewed the accompanying consolidated condensed balance sheet of Cubic Corporation as of March 31, 1997, and the related consolidated condensed statement of income for the three and six-month periods ended March 31, 1997 and 1996, and consolidated condensed statement of cash flows for the six-month periods ended March 31, 1997 and 1996. These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated condensed financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Cubic Corporation as of September 30, 1996, and the related consolidated statements of income, retained earnings, and cash flows for the year then ended (not presented herein) and in our report dated December 4, 1996, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated condensed balance sheet at September 30, 1996, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.


                                                 ERNST & YOUNG LLP

May 2, 1997
San Diego, California